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 EX. (n)(2) - Written Consent of Sutherland Asbill & Brennan LLP




Sutherland                                        1275 Pennsylvania Avenue, N.W.
Asbill &                                            Washington, D.C.  20004-2415
Brennan LLP                                                         202.383.0100
                                                                fax 202.637.3593
ATTORNEYS AT LAW                                                  www.sablaw.com



Steven B. Boehm
DIRECT LINE: 202.383.0176
Internet: sboehm@sablaw.com


Board of Directors                                                April 28, 2003
TIAA-CREF Life Insurance Company
730 Third Avenue
New York, New York 10017-3206

    Re:  TIAA-CREF Life Separate Account VLI-1
         TIAA-CREF Life Insurance Company
         File Nos. 333-62162 and 911-10393








We hereby consent to the reference to our name under the heading "Legal Matters" in the Statement of Additional Information included in post-effective amendment No. 3 to the registration statement on Form N-6 for certain flexible premium variable universal life insurance policies issued through TIAA-CREF Life Separate Account VLI-1 of TIAA-CREF Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.




                                     SUTHERLAND ASBILL & BRENNAN LLP




                                     By:  /s/ Steven B. Boehm
                                          --------------------------
                                          Steven B. Boehm









        Atlanta [ ] Austin [ ] New York [ ] Tallahassee [ ] Washington DC




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